UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  August 7, 2009

aVINCI MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11781 South Lone Peak Parkway, Suite 270

Draper, UT 84020
(Address of principal executive offices) (Zip Code)

                                                                                             801- 495-5700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements ofCertainOfficers.

Director Resignation

The Board of Directors of the Company authorized on July 28, 2009, effective August 7, 2009, the repricing of certain stock options, previously issued to the Company’s employees, officers and members of the Board of Directors pursuant to the Company’s 2008 Incentive Stock Plan at the greater of $0.40 per share and the closing price of the company’s stock on July 28, 2009 (the “Options”).  As a result, the exercise price of the Options was lowered to $0.40. There was no change in the number of shares subject to each Option, vesting or other terms. The repricing was implemented to realign the value of the Options with their intended purpose, which is to retain and motivate the Company’s employees, officers and directors. Prior to the repricing, many of the Options had exercise prices well above the recent market prices of the Company’s common stock on the OTC Bulletin Board.

The following options held by the following named executive officers were repriced to $0.40 per share:

Name	Options	Position
Chett B. Paulsen	870,963	President, Chief Executive Officer, Director
Richard B. Paulsen	870,963	Vice President, Chief Technology Officer, Director
Edward B. Paulsen	609,674	Secretary/Treasurer, Chief Operating Officer, Director
Terry Dickson	261,289	Vice President Marketing and Business Development
Mark Petersen	87,096	Vice President, Sales

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aVINCI MEDIA CORPORATION:
(Registrant)
Date: August 13, 2009	By:	/s/ Chett B. Paulsen
Name CHETT B. PAULSEN
Title Chief Executive Officer/President

3